Exhibit 77(q)(1)

Exhibits

(a)(1)  Amendment No.21 dated October 23, 2008 to the Trust Instrument for ING Funds Trust dated July 30, 1998 with regard to the abolition of series of shares of beneficial trust for ING National Tax-Exempt Bond Fund. – filed herein.